Exhibit 99.3

                           FB&T FINANCIAL CORPORATION

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints _______________ and ______________, or either of them and with full power of substitution, his or her attorney-in-fact and proxy, to represent the undersigned at the Special Meeting of Shareholders of FB&T Financial Corporation, Fairfax, Virginia ("FB&T"), to be held on March 6, 1996 at 3:00 p.m. at the Main Office of Fairfax Bank & Trust Company, 4117 Chain Bridge Road, Fairfax, Virginia, and at any adjournment thereof, and to vote all shares of stock of FB&T that the undersigned shall be entitled to vote at such meeting. The proxies are instructed to vote on the matter set forth in the proxy statement as specified below.

         1. To approve an Agreement and Plan of Reorganization, dated as of November 22, 1995, and a related Plan of Merger (collectively, the "Agreement") between FB&T and F&M National Corporation ("F&M") providing for the merger of FB&T with and into F&M upon the terms and conditions set forth in the Agreement as described in the Proxy Statement/Prospectus of FB&T and F&M, dated January __, 1996.

  FOR   [__]        AGAINST   [__]     ABSTAIN   [__]
                                       (Has the same effect as
                                       a vote Against)

         2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

         This proxy, when properly signed and dated, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR proposal number 1 as specified above.

Dated:________________, 1996

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                                      Please sign exactly as name appears on
                                      the stock certificate. When signing as
                                      attorney, executor, administrator or
                                      trustee, please give full title. This
                                      proxy may be revoked at    any time prior
                                      to its exercise.